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                                                                    Exhibit 99.1


                                NINTH AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           EDUCATIONAL MEDICAL, INC.

                    Pursuant to Section 242 of the Delaware
                            General Corporation Law

     1. Educational Medical, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby amends its Restated Certificate of Incorporation, as follows:

     Article First is deleted in its entirety and the following article is substituted in its place:

     "Article First: The name of the corporation is: Quest Education
Corporation."

     2. The Amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Ninth Amendment to Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law, (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth the amendment proposed, declaring its advisability, and directing that the amendment proposed be considered at the next annual meeting of the stockholders, and by (b) the stockholders of the Corporation having duly adopted a resolution setting forth and approving such amendment at the annual meeting of the stockholders held upon notice in accordance with Section 222 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, as Secretary of the Corporation, certifies that the foregoing Amendment was duly adopted in accordance with
Section 242 of the Delaware General Corporation Law, and the Corporation has caused its corporate seal to be affixed hereto, all as of the 22nd day of September 1998.

                                             EDUCATIONAL MEDICAL, INC.


                                             By: /s/ Morris C. Brown
                                                 ------------------------------
                                                 Morris C. Brown, Secretary


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